Exhibit 99.1

RR DONNELLEY ANNOUNCES INTENT TO CREATE

THREE INDEPENDENT PUBLICLY TRADED COMPANIES

Creates Separate Financial Communications Services, Publishing & Retail-Centric Print Services and Customized Multichannel Communications Management Companies

Each an Industry Leader with Exceptional Scale, Innovative Technology and Complete Mix of Products and Services

Allows for Tailored Capital Structures to Better Finance Each Business’s Strategy and Growth Plan

CHICAGO — August 4, 2015 — RR Donnelley & Sons Company (Nasdaq:RRD) today announced that it intends to create three independent, publicly traded companies: one business focused on financial communications and data services; one business focused on publishing and retail-centric print services; and one business focused on customized multichannel communications management.

Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer, said, “Over the last decade, we have strengthened our business portfolio through a combination of organic growth and strategic acquisitions, developing new products and services, inventing fresh ways to serve customers, attracting additional talent and building information technology systems.

“We see a significant opportunity to unlock value by allowing these three businesses to pursue their own strategies and invest according to the unique dynamics of their respective industries. Each company will have the strategic focus, management resources and capital structure to enable it to strengthen its market position and pursue its growth opportunities, enhancing long-term value for stakeholders.”

The creation of these three independent businesses is expected to deliver the following strategic and financial benefits;

Strategic Benefits

•	Each business to focus on its distinct strategic priorities, driving opportunities to accelerate growth and enhance long-term value

•	Greater flexibility to execute tailored business strategies and compete in evolving markets

•	Even more focused brand strategy to support each business’s marketing plan

Financial Benefits

•	Tailored capital structures reflective of each business’s financial and growth profiles

•	Better-optimized investment policies

•	Market recognition of standalone growth prospects and profitability

•	Enable investors’ valuations to reflect each business’s unique operating and financial dynamics

Quinlan continued, “We recognize that parts of the current portfolio will be more successful pursuing different strategies, and that these particular businesses offer the scale, expertise, product and service mix and other resources to excel as standalone companies. Creating three independent companies will allow each to more quickly capitalize on opportunities created by continued technological innovation and globalization within the markets they serve.”

Financial Communications Services Company (FinancialCo)

FinancialCo will be a leading, financial communications services company serving both the investment and capital markets worldwide. With proprietary technology, extensive capabilities and deep subject matter expertise, FinancialCo will support its customers with content management, multichannel content distribution, data management and analytics, collaborative workflow and business reporting tools and translations services. FinancialCo’s one-stop-shop offering leverages a unique combination of technology, service and regulatory expertise built through the combination of RR Donnelley’s financial print business, Bowne Financial and EDGAR Online.

As a standalone company with trailing 12-month net sales for the period ended June 30, 2015 of approximately $1 billion, the company believes FinancialCo will be positioned to aggressively invest in leading technology and workflow tools to support its customer communications requirements in a growing and fast evolving marketplace and to generate strong margins and cash flow to capitalize on significant opportunities in content collaboration, data analytics and compliance/regulatory services.

Publishing and Retail-Centric Print Services Company (PRSCo)

Publishers, merchandisers and retailers worldwide trust PRSCo to prepare, produce and distribute their periodicals, catalogs, inserts, books, office products and directories.

As a standalone company with trailing 12-month net sales for the period ended June 30, 2015 of approximately $3.5 billion, the company believes PRSCo will continue to expand its unmatched scope of print-related capabilities to better serve customers worldwide and will be well positioned for further value creation through continued cost restructuring and accretive acquisition opportunities. The company’s expertise, deep customer relationships and strong cash flow generation are expected to support both organic and acquisition opportunities.

Customized Multichannel Communications Management Company (CMCo)

CMCo will be a global, customized multichannel communications management provider that assists organizations around the world in creating, managing and executing their multichannel communications strategies. CMCo will offer customized digital and printed communications services, including direct mail, short-run commercial printing, statements, business process outsourcing, supply chain management, logistics, creative design, content management, forms, labels, packaging, kitting and fulfillment and more.

As a standalone company with trailing 12-month net sales for the period ended June 30, 2015 of approximately $7 billion and deep relationships with Fortune 1000 customers, the company believes there are clear growth opportunities for CMCo driven by increasing demand for customized multichannel communications and it is well positioned to capture these opportunities by offering integrated solutions that help customers better manage their brand execution, marketing and supply chain strategies. CMCo is expected to have capital flexibility to fund growth investments and develop additional capabilities.

Transaction Details/Next Steps

The transaction is expected to take the form of a tax-free distribution to RR Donnelley shareholders of FinancialCo and PRSCo in two new, independent, publicly traded stocks. The company expects to complete the spinoffs prior to the end of 2016. Immediately following the completion of the transactions, existing RR Donnelley shareholders will own shares in all three companies.

The leadership, governance, corporate branding and other matters for each company are still being developed and the company will provide interim updates as appropriate.

RR Donnelley management intends to continue to recommend to the Board of Directors a quarterly dividend of $0.26 per share, consistent with its current level, until the transactions have been consummated. Following the completion of the transactions, each company will determine its appropriate capital allocation policy. While the capital structures of each company have not been finalized, it is expected that the currently outstanding RR Donnelley notes will remain at CMCo and that CMCo will receive certain cash proceeds in connection with the capitalization of each of PRSCo and FinancialCo.

The transactions are subject to customary conditions, including obtaining rulings from the Internal Revenue Service and/or tax opinions, execution of inter-company agreements and final approval by the company’s Board of Directors.

Centerview Partners LLC and BofA Merrill Lynch are serving as financial advisors to RR Donnelley. Sullivan & Cromwell LLP is serving as legal advisor.

Investor Call

RR Donnelley will host a conference call for investors today at 9:00a.m. Eastern Time to review the planned transactions and answer questions. Individuals wishing to dial in to the call must register in advance at www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference.

A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8086973#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such statements include, but are not limited to, our ability to complete the spin-offs of our financial communications services business and our publishing and retail-centric print services business; the risk relating to operating three separate public companies; and our ability to realize the benefits of the spin-offs, including the tax-free nature of the transactions. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

Contacts

Investor Contact

Dave Gardella

Senior Vice President Investor Relations

Tel: 312-326-8155

E-mail: david.a.gardella@rrd.com

Media Contact

Lex Suvanto, Edelman

Tel: 212-729-2463

E-mail: lex.suvanto@edelman.com